ARTICLES OF INCORPORATION OF
                          Pure Country
FIRST: The name of the corporation is:



                          PURE COUNTRY



SECOND:  Its registered office in the State of Nevada is  located at  1331  South Riverview Drive, Gardnerville, Nevada 89410  that this  corporation  may maintain an office, or  offices,  in  such other place within or without the State of Nevada as may be  from time to time designated by the Board of Directors, or by the  by-

laws  of  said Corporation, and that this Corporation may conduct all  Corporation business of every kind and nature, including the holding  of  all meetings of Directors and Stockholders,  outside the State of Nevada as well as within the State of Nevada.



THIRD:  The objects for which this Corporation is formed are:  To engage in any lawful activity, including, but not limited to  the following:



(A)   Shall  have such rights, privileges and powers  as  may  be conferred upon corporations by any existing law.



(B)  May at any time exercise such rights, privileges and powers,

when  not  inconsistent with the purposes and objects  for  which this corporation is organized.



(C)   Shall  have power to have succession by its corporate  name for  the  period  limited  in  its  certificate  or  articles  of incorporation,  and  when no period is limited,  perpetually,  or until dissolved and its affairs wound up according to law.



(D)   Shall have power to sue and be sued in any court of law  or equity



(E)  Shall have power to make contracts



(F)   Shall  have  power to hold, purchase and  convey  real  and personal  estate  and  to mortgage or lease  any  such  real  and personal  estate with its franchises. The power to hold real  and personal  estate  shall include the power to  take  the  same  by devise  or bequest in the State of Nevada, or in any other state,

territory or country.



(G)  Shall have power to appoint such officers and agents, as the affairs  of  the  corporation shall require, and  to  allow  them suitable compensation.



(H)   Shall have power to make by-laws not inconsistent with  the constitution  or laws of the United States, or of  the  State  of

Nevada,  for  the  management, regulation and government  of  its affairs  and property, the transfer of stock, the transaction  of its  business,  and  the  calling  holding  of  meetings  of  its stockholders



(I)  Shall have power to wind up and dissolve itself, or be wound up or dissolved.



(J)   Shall  have power to adopt and use a common seal or  stamp,

and alter the same at pleasure. The use of a seal or stamp by the corporation  on  any  corporate documents is not  necessary.  The corporation may use a seal or stamp, if it desires, but such  use or  nonuse  shall  not  in any way affect  the  legality  of  the document.



(K)   Shall  have power to borrow money and (contract debts  when necessary  for  the  transaction of  its  business,  or  for  the exercise  of  its corporate rights, privileges or franchises,  or for  any  other  lawful  purpose of its incorporation;  to  issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or  events, whether secured by mortgage, pledge or otherwise,  or unsecured,  for  money  borrowed,  or  in  payment  for  property purchased, or acquired, or for any other lawful object.



(L)  Shall have power to guarantee, purchase, hold, sell, assign,

transfer, mortgage, pledge or otherwise dispose of the shares  of the  capital  stock of, or any bonds, securities or evidences  of

the   indebtedness   created  by,  any   other   corporation   or

corporations  of  the  State of Nevada, or  any  other  state  or government, and while owners of such stocks, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.



(M)  Shall have power to purchase, hold, sell and transfer shares of  its  own  capital stock, and use therefor  for  its  capital,

capital surplus, surplus, or other property or fund.



(N)   Shall  have  power to conduct business, have  one  or  more offices,  and  hold,  purchase,  mortgage  and  convey  real  and personal  property  in the State of Nevada, and  in  any  or  the several, territories, possessions and dependencies of the  United

States, the District of Columbia, and any foreign countries.



(0)   Shall  have  power to do all and everything  necessary  and proper  for the accomplishment of the objects enumerated  in  its certificate  or  articles  of  incorporation,  or  any  amendment thereof, or necessary or incidental to the protection and benefit of  the  corporation,  and, in general, to carry  in  any  lawful business necessary or incidental to the attainment of the objects of  the  corporation, whether or not such business is similar  in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.



(P)  Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.



(Q)   Shall  have  power to enter into partnerships,  general  or limited,  or  joint  ventures,  in  connection  with  any  lawful activities.



FOURTH:  That the total number of voting common stock  authorized that  may  be  issued by the Corporation is TWENTY-FIVE  THOUSAND

(25,000)  shares  of stock without nominal or par  value  and  no other  class  of stock shall be authorized. Said  shares  may  be

issued   by   the  corporation  from  time  to  time   for   such

considerations as may be fixed by the Board of Directors.



FIFTH: The governing board of this corporation shall be known  as directors, and the number of directors may from time to  time  be increased or decreased in such manner as shall be provided by the by-laws  of  this  Corporation,  providing  that  the  number  of directors shall not be reduced to fewer than one (1).



The  name and post office address of the first Board of Directors shall be two(2) in number and listed as follows:



          NAME                      POST OFFICE ADDRESS

      Robert J. McGlynn             1331 South Riverview
                                    Gardnerville, Nevada 89410

      Cheryl Mall                   1331 South Riverview
                                    Gardnerville, Nevada 89410

SIXTH:  The  capital stock after the amount of  the  subscription price,  or  par value, has been paid in, shall not be subject  to assessment to pay the debts of the corporation.



SEVENTH:  The  name and post office address of  the  Incorporator signing the Articles of Incorporation is as follows:



          NAME                      POST OFFICE ADDRESS

      Cheryl Mall                   1331 South Riverview

                                    Gardnerville, Nevada 89410



EIGHTH: The resident agent for this corporation shall be:



        ROBERT J. McGLYNN



The address of said agent, and, the registered or statutory address of this corporation in the State of Nevada, shall be:

      1331 South Riverview

      Gardnerville, Nevada 89410



NINTH: The corporation is to have perpetual existence.



TENTH:  In  furtherance  and  not in  limitation  of  the  powers conferred  by  statute,  the  Board  of  Directors  is  expressly authorized:



     Subject to the by-laws, if any, adopted by the Stockholders,

to make, alter or amend the by-laws of the Corporation.



     To fix the amount to be reserved as working capital over and above  its  capital stock paid in; to authorize and cause  to  be executed, mortgages and liens upon the real and personal property of this Corporation.



      By  resolution passed by a majority of the whole Board,  to designate  one (1) or more committees, each committee to  consist of one or more of the Directors of the Corporation, which, to the extent  provided  in  the resolution, or in the  by-laws  of  the

Corporation, shall have and may exercise the powers of the  Board of Directors in the management of the business and affairs of the

Corporation. Such committee, or committees, shall have such name,

or  names, as may be stated in the by-laws of the Corporation, or as  may be determined from time to time by resolution adopted  by the Board of Directors.



      When  and  as  authorized by the affirmative  vote  of  the

Stockholders holding stock entitling them to exercise at least  a majority  of  the  voting power given at a  Stockholders  meeting called  for  that  purpose,  or when authorized  by  the  written consent of the holders of at least a majority of the voting stock issued  and outstanding, the Board of Directors shall have  power and  authority at any meeting to sell, lease or exchange  all  of the  property and assets of the Corporation  Including  its  good will and its corporate franchises, upon such terms and conditions as  its  Board  of  Directors deems expedient and  for  the  best interests of the Corporation.



ELEVENTH: No shareholder shall be entitled as a matter  of  right to  subscribe  for or receive additional shares of any  class  of stock of the Corporation, whether now or hereafter authorized, or any  bonds, debentures or securities convertible into stock,  but such  additional shares of stock or others securities convertible into stock may be issued or disposed of by the Board of Directors to  such persons and on such terms as in It's discretion It shall deem advisable.



TWELFTH:  No  director  or officer of the  corporation  shall  be personally  liable to the Corporation or any of its  stockholders for damages for breach of fiduciary duty as a director or officer involving  any act or omission of any such director  or  officer;

provided,  however,  that  the  foregoing  provision  shall   not

eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud  or a  knowing violation of law, or (ii) the payment of dividends  in violation  of Section 78.300 of the Nevada Revised Statutes.  Any

repeal or modification of this Article by the Stockholders of the

Corporation  shall be prospective only, and shall  not  adversely affect any limitation on the personal liability of a director  or officer  of the Corporation for acts or omissions prior  to  such repeal or modification.



THIRTEENTH: This Corporation reserves the right to amend,  alter,

change  or  repeal  any provision contained in  the  Articles  of

Incorporation,  in  the  manner now or  hereafter  prescribed  by statute,  or  by  the Articles of Incorporation, and  all  rights conferred  upon Stockholders herein are granted subject  to  this reservation.



I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the  purpose  of  forming a Corporation pursuant to  the  General

Corporation  Law of the State of Nevada, do make and  file  these

Articles  of Incorporation, hereby declaring and certifying  that the  facts herein stated are true, and, accordingly have  set  my hand this 27th day of July, 1995.



                          s/Cheryl Mall
                           Cheryl Mall

STATE OF NEVADA )
               )    ss
CARSON CITY    )
On this 27th day of July ,1995, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:
                           Cheryl Mall
known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.


                        s/Becky L Butler
                          Notary Public

I, Robert J. McGlynn, hereby accept as Resident Agent for the previously named Corporation.

           s/Robert J McGlynn
Date       Robert J McGlynn